Q2 2017 EARNINGS PRESENTATION June 7, 2017 Exhibit 99.2

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this presentation and Navistar International Corporation assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including the results of our alliance with Volkswagen Truck & Bus and descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended October 31, 2016. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the Company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation.

Q2 Highlights Ramped up deliveries of LT series trucks and unveiled RH series Strong Class 8 orders and backlog leading to production increase in 2nd half of 2017 Closed VW T&B alliance and identified initial material cost saving opportunities Named Persio Lisboa Chief Operating Officer

Executing on our Strategy GROW THE CORE BUSINESS DRIVE OPERATIONAL EXCELLENCE BUILD NEW SOURCES OF REVENUE Further product cost reductions Lower used truck inventory balances LT series deliveries commenced Unveiled RH Series Surpassed 300,000 OCC subscribers Reached planned run-rate production of GM’s cutaway G van Recent Accomplishments

Weathering Weaker Industry Conditions Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) Includes U.S. and Canada School buses and Class 6-8 trucks. (B) Amounts attributable to Navistar International Corporation, net of tax ($ in millions, except per share and units) Quarters Ended April 30 2017 2016 Chargeouts(A) 15,000 15,800 Sales and Revenues $2,096 $2,197 Net income (loss)(B) $-80 $4 Diluted income (loss) per share(B) $-0.86 $0.05 Adjusted EBITDA $65 $187

Second Quarter Segment Results ($ in millions) Sales and Revenues Segment Profit Quarters Ended April 30 Quarters Ended April 30 2017 2016 2017 2016 Truck $1,398 $1,480 $-56 $-23 Parts $610 $647 $153 $176 Global Operations $70 $77 $-7 $-1 Financial Services $56 $58 $15 $25

Used Truck Strategy to Focus on Export Markets Used Truck Inventory ($ in millions) Minimal MaxxForce 13 trucks to remain in inventory by end of 2018 Gross inventory balance: $342 million Net inventory balance: $126 million Strategy to accelerate disposition of legacy trucks Q2 Inventory reserve addition: $60 million Expect significantly less reserve additions 2H 2017 (In units)

Warranty Expense Normalization Pre-Existing (P/E) Warranty Expense ($ in millions) P/E warranty approaching pre-EGR levels First half P/E warranty reversal: $10 million Q2 warranty expense as a percentage of revenue: 2.4%* Seeing improved reliability from newer products Warranty period of MaxxForce EGR units to expire by end of 2018 * Excluding pre-existing warranty Average excluding 2012 & 2013

Improving Financial Flexibility

NAVISTAR

($ in millions)


Manufacturing Cash
$1,200
$800
$400
$0
~$1B
Q4 2016
Q1 2017
Q2 2017
FY2017 forecast
Manufacturing Cash

- 2017 Q2 Cash Balance
  - Consolidated Cash: $949 million*
  - Manufacturing Cash: $918 million*
- Senior Term Loan repricing reduced interest rate by 150 basis points
- FY expectations of ≈$1 billion manufacturing cash

Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation.
* Amounts include manufacturing cash, cash equivalents, and marketable securities.

Q2 2017 Earnings – 6/7/2017
NYSE: NAV 9

Guidance Summary (A) Expected incremental cost reductions in 2017 to be less than 2016. (B)Including senior note tack-on & capital injection from Volkswagen Truck and Bus. Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. 2016 2017 Class 8 industry 226.8K 190-220K Core markets industry 346.4K 305-335K Revenue $8.1B Cost reductions >$350M (A) Adjusted EBITDA $508M Manufacturing cash $800M ~$1B(B)

Appendix

U.S. and Canada Dealer Stock Inventory* *Includes U.S. and Canada Class 4-8 truck inventory, but does not include U.S. IC Bus.

Retail Market Share in Commercial Vehicle Segments Class 6/7 Medium-Duty Class 8 Severe Service Class 8 Heavy (A) Retail delivery market share includes CAT-branded units sold to Caterpillar under our North America Supply agreement during 2016.Three Months EndedApril 30 , 2017January 31, 2017October 31, 2016July 31, 2016April 30, 2016Core Markets (U.S. and Canada)Class 6 and 7 medium trucks 29%20%18%20%27%Class 8 heavy trucks 11%9%13%9%11%Class 8 severe service trucks(A) 11%13%14%12%11%Combined class 8 trucks 11%10%13%10%11%

Worldwide Truck Chargeouts

NAVISTAR

(in units)	Three Months Ended April 30, 2017	2016	Change	% Change
Core Markets (U.S. and Canada)				
School buses[(A)]	**2,700**	2,800	(100)	(4) %
Class 6 and 7 medium trucks	**7,000**	6,200	800	13 %
Class 8 heavy trucks	**3,400**	4,900	(1,500)	(31) %
Class 8 severe service trucks[(B)]	**1,900**	1,900	--	-- %
Total Core Markets	**15,000**	15,800	(800)	(5) %
Non "Core" Military	**100**	200	(100)	(50) %
Other markets[(C)]	**2,300**	1,400	900	64 %
Total worldwide units	**17,400**	17,400	--	-- %
Combined class 8 trucks	**5,300**	6,800	(1,500)	(22) %

N.M. Not Meaningful

We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts.

We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks. Our Core markets include CAT-branded units sold to Caterpillar under our North America supply agreement during 2016.

(A) The School bus chargeouts include buses classified as B, C, and D and are being reported on a one-month lag.
(B) Chargeouts include CAT-branded units sold to Caterpillar under our North America supply agreement during 2016.
(C) Other markets primarily consist of Export Truck and Mexico.

Q2 2017 Earnings – 6/7/2017
NYSE: NAV 14

Navistar Financial Corporation Highlights Financial Services segment profit of $15 million for Q2 2017, $28 million YTD U.S. financing availability of $406 million as of April 30, 2017 Financial Services debt/equity leverage of 3.5:1 as of April 30, 2017 Variable dealer floor-plan funding facility renewed for one year in May 2017 Retail Notes Bank Facility Dealer Floor Plan Facility capacity was reduced to $357 million in December 2016 Option to increase up to $700 million based on commitments Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts On balance sheet NFSC wholesale trust as of April 30, 2017 $1 billion funding facility Variable portion matures May 2018 Term portions mature June 2017 and September 2018 On balance sheet Program management continuity Broad product offering Ability to support large fleets Access to less expensive capital C A P I T A L Funded by BMO Financial Group

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A: The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in loss of non-consolidated affiliates? A: Equity in loss of non-consolidated affiliates is derived from our ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A: Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which we do not own 100%, and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4:What are your expected 2017 and beyond pension funding requirements? A: For the three and six months ended April 30, 2017, we contributed $24 million and $46 million, respectively, and for the three and six months ended April 30, 2016, we contributed $21 million and $40 million, respectively, to our U.S. and Canadian pension plans (the "Plans") to meet regulatory minimum funding requirements. We currently anticipate additional contributions of approximately $65 million during the remainder of 2017. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, the impact of any future funding relief, and the impact of funding resulting from the closure of our Chatham, Ontario plant. We currently expect that from 2018 through 2020, we will be required to contribute $135 million to $205 million per year to the Plans, depending on asset performance and discount rates. Q5:What is your expectation for future cash tax payments? A: Our cash tax payments are expected to remain low in 2017 and will gradually increase as we utilize available net operating losses (NOLs) and tax credits in future years.

Frequently Asked Questions

NAVISTAR

Q6: What is the current balance of net operating losses as compared to other deferred tax assets?

A: As of October 31, 2016 the Company had deferred tax assets for U.S. federal NOLs valued at $945 million, state NOLs valued at $150 million, and foreign NOLs valued at $229 million, for a total undiscounted cash value of $1.3 billion. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $262 million and other deferred tax assets of $2.0 billion resulting in net deferred tax assets before valuation allowances of approximately $3.6 billion. Of this amount, $3.4 billion was subject to a valuation allowance at the end of FY2016.

Q7: How does your FY 2017 Class 8 industry outlook compare to ACT Research?

A:

Reconciliation to ACT – Retail Sales	2017	
ACT*	198,700	
CY to FY adjustment	(2,965)	
Total (ACT comparable Class 8 Navistar)	195,735	
Navistar Industry Retail Deliveries Combined Class 8 Trucks**	190,000	220,000
Navistar difference from ACT	(5,735)	24,265
*Source: ACT N.A. Commercial Vehicle Outlook – May 2017	(2.9%)	12.4%
**Q1 2017 Earnings call range was 190k-220k		

Q8: Please discuss the process from an order to a retail delivery?

A: Orders* are customers' written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts.

* Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation.

Q2 2017 Earnings – 6/7/2017

NYSE: NAV 17

Frequently Asked Questions

NAVISTAR

Q9: How do you define manufacturing free cash flow?

A:

(in millions)	Qtr Ended Apr. 30, 2017	Qtr Ended Jan. 31, 2017	Qtr Ended Oct. 31, 2016	Qtr Ended Jul. 31, 2016	Qtr Ended Apr. 30, 2016
Consolidated Net Cash from Operating Activities..............	$ (129)	$ 22	$ 281	$ 90	$ (2)
Less: Net Cash from Financial Services Operations..........	115	251	(3)	95	(24)
Net Cash from Manufacturing Operations	(14)	(229)	284	(5)	22
Capital Expenditures..	(20)	(46)	(32)	(29)	(53)
Manufacturing Free Cash Flow.............................	**$ (34)**	$ (275)	$ 252	$ (34)	$ (31)

Q10: What were your Worldwide Engine Shipments in the period?

A:

(in units)	Three Months Ended April, 2017 2017	2016	Change	% Change
OEM sales-South America...........	5,100	6,200	(1,100)	(18)%
Intercompany sales........................	2,100	4,900	(2,800)	(57)%
Other OEM sales............................	700	900	(200)	(22)%
Total sales....................................	7,900	12,000	(4,100)	(34)%

Note: This slide contains non-GAAP information

Q2 2017 Earnings – 6/7/2017
NYSE: NAV 18

Outstanding Debt Balances

NAVISTAR

(in millions)		April 30, 2017		October 31, 2016
Manufacturing operations				
Senior Secured Term Loan Credit Facility, as amended, due 2020, net of unamortized discount of $12 and $14, respectively, and unamortized debt issuance costs of $7 at both dates	$	1,002	$	1,009
8.25% Senior Notes, due 2022 net of unamortized discount of $14 and $15, respectively and unamortized debt issuance costs of $15 and $12, respectively		1,421		1,173
4.50% Senior Subordinated Convertible Notes, due 2018, net of unamortized discount of $8 and $10, respectively, and unamortized debt issuance costs of $1at both dates		192		189
4.75% Senior Subordinated Convertible Notes, due 2019, net of unamortized discount of $19 and $24, respectively, and unamortized debt issuance costs of $4 at both dates		388		383
Financing arrangements and capital lease obligations		38		42
Loan Agreement related to 6.5% Tax Exempt Bonds, due 2040, net of unamortized debt issuance costs of $5 at both dates		220		220
Financed lease obligations		102		52
Other		20		28
Total Manufacturing operations debt		3,383		3,096
Less: Current portion		85		71
Net long-term Manufacturing operations debt	$	3,298	$	3,025

(in millions)		April 30, 2017		October 31, 2016
Financial Services operations				
Asset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2022, net of unamortized debt issuance costs of $5 and $6, respectively	$	735	$	753
Bank credit facilities, at fixed and variable rates, due dates from 2017 through 2021, net of unamortized debt issuance costs of $2 and $3, respectively		766		861
Commercial paper, at variable rates, program matures in 2022		93		96
Borrowings secured by operating and finance leases, at various rates, due serially through 2021		88		98
Total Financial Services operations debt		1,682		1,808
Less: Current portion		659		836
Net long-term Financial Services operations debt	$	1,023	$	972

Q2 2017 Earnings – 6/7/2017
NYSE: NAV 19

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted EBITDA: We believe that adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Free Cash Flow consists of Net cash from operating activities and Capital Expenditures.

Manufacturing segment cash and cash equivalents and marketable securities reconciliation: SEC Regulation G Non-GAAP Reconciliation Apr. 30, Jan. 31, Oct. 31, (in millions) 2017 2017 2016 Manufacturing Operations: Cash and cash equivalents……………………………………………………… $ 747 $ 506 $ 761 583 Marketable securities…………………………………………………………… 171 191 39 Manufacturing Cash and cash equivalents and Marketable securities.. $ 918 $ 697 $ 800 733 Financial Services Operations: Cash and cash equivalents……………………………………………………… $ 24 $ 67 $ 43 37 Marketable securities…………………………………………………………… 7 7 7 Financial Services Cash and cash equivalents and Marketable securities…… $ 31 $ 74 $ 50 62 Consolidated Balance Sheet: Cash and cash equivalents……………………………………………………… $ 771 $ 573 $ 804 620 Marketable securities…………………………………………………………… 178 198 46 Consolidated Cash and cash equivalents and Marketable securities………… $ 949 $ 771 $ 850 795 Cash and cash equivalents……………………………………………………… $ 28 $ 28 $ 51 Marketable securities…………………………………………………………… 20 20 20 Financial Services Cash and cash equivalents and Marketable securities…… $ 48 $ 48 $ 71 Consolidated Balance Sheet: Cash and cash equivalents……………………………………………………… $ 946 $ 725 $ 51 Marketable securities…………………………………………………………… 276 276 20 Consolidated Cash and cash equivalents and Marketable securities………… $ 1,222 $ 1,001 $ 71

SEC Regulation G Non-GAAP Reconciliations ______________________ (A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense: For more detail on the items noted, please see the footnotes on slide 23. Earnings (loss) before interest, taxes, depreciation, and amortization ("EBITDA") reconciliation Quarters Ended April 30, (in millions) 2017 2016 EBITDA (reconciled above) $ 47 $ 135 Less significant items of: Adjustments to pre-existing warranties (A) 7 46 North America asset impairment charges (B) 5 3 Restructuring of North American manufacturing operations (C) 2 — Cost reduction and other strategic initiatives — 3 Debt refinancing charges (D) 4 — Total adjustments 18 52 Adjusted EBITDA $ 65 $ 187 Quarters Ended April 30, (in millions) 2017 2016 2013 Loss attributable to NIC, net of tax $ -80 $ 4 $ Plus: Depreciation and amortization expense 53 53 Manufacturing interest expense (A) 68 62 Less: Income tax expense -6 -16 EBITDA $ 47 $ 135 $ Quarters Ended April 30, (in millions) 2015 Interest expense ……………………………………………………………….. 75 Less: Financial services interest expense ………………………………….. 18 Manufacturing interest expense ……………………..……………………… 57 Quarters Ended April 30, (in millions) 2015 EBITDA (reconciled above) …......…………………………………… $85 Less significant items of: Adjustments to pre-existing warranties(A) ………………………...... 18 Restructuring charges(D) ………………………………...….………… 2 Asset impairment charges(C) ………...……………………………….. 1 Gain on settlement(E) ………………………………………………….. -10 Brazil truck business actions(F) …….....……………………………… 6 match below Total adjustments 17 Adjusted EBITDA …......………………………………………….....…… $102 Quarters Ended April 30, (in millions) 2015 Expense (income): Adjustments to pre-existing warranties(A) $18 Accelerated depreciation(B) 12 Asset impairment charges(C) 1 Other restructuring charges and strategic initiatives(D) 2 Gain on settlement(E) -10 Brazil truck business actions(F) 6 Brazilian tax adjustments(G) — (A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the first and second quarter of 2015, the Truck segment recognized charges of $13 million and $12 million, respectively, for the acceleration of depreciation of certain assets related to the foundry facilities. (C) In the second quarter and first half of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million and $7 million, respectively, of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired. Additionally, in the first quarter of 2014, the Company concluded it had a triggering event related to potential sales of assets requiring assessment of impairment for certain intangible and long-lived assets in the Truck segment. As a result, the Truck segment recognized asset impairment charges of $18 million. (D) In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S. (E) In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million. (F) In the second quarter and first half of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. (G) During the second quarter of 2014, our evaluation of the realizability of our Brazilian deferred tax assets resulted in a determination that a valuation allowance was required, due to a deterioration of operating performance in Brazil, an increase in net operating loss carryforwards, and the impairment of certain Brazilian intangible assets. As a result, we recorded a net expense of $29 million related to establishment of the valuation allowance and tax impact from the impairment of certain intangible assets. The above items, except for the Brazilian tax adjustments, did not have a material impact on taxes due to the valuation allowances on our U.S. deferred tax assets, which was established in the fourth quarter of 2012. Quarters Ended April 30, (in millions) 2015 Loss from continuing operations attributable to NIC, net of tax ………… $ -64 Plus: Depreciation and amortization expense ……………………………….. 74 Manufacturing interest expense(A) ………………………………….…. 57 Less: Income tax benefit (expense) …………………………………………… -18 EBITDA ………………………………………………………………………… $ 85 Quarters Ended April 30, (in millions) 2017 2016 Interest expense $ 89 $ 81 Less: Financial services interest expense 21 19 Manufacturing interest expense $ 68 $ 62 Quarters Ended April 30, (in millions) 2015 EBITDA (reconciled above) …......…………………………………… $85 Less significant items of: Adjustments to pre-existing warranties(A) ………………………...... 18 Restructuring charges(D) ………………………………...….………… 2 Asset impairment charges(C) ………...……………………………….. 1 Gain on settlement(E) ………………………………………………….. -10 Brazil truck business actions(F) …….....……………………………… 6 Total adjustments 17 Adjusted EBITDA …......………………………………………….....…… $102 Quarters Ended April 30, (in millions) 2015 Expense (income): Adjustments to pre-existing warranties(A) $18 Accelerated depreciation(B) 12 Asset impairment charges(C) 1 Other restructuring charges and strategic initiatives(D) 2 Gain on settlement(E) -10 Brazil truck business actions(F) 6 Brazilian tax adjustments(G) — (A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. (B) In the first and second quarter of 2015, the Truck segment recognized charges of $13 million and $12 million, respectively, for the acceleration of depreciation of certain assets related to the foundry facilities. (C) In the second quarter and first half of 2015, the Company concluded it had a triggering event related to certain operating leases, as a result, the Truck segment recorded $1 million and $7 million, respectively, of asset impairment charges. In the second quarter of 2014, we recognized a non-cash charge of $149 million for the impairment of certain intangible assets of our Brazilian engine reporting unit. Due to slower than expected growth in the Brazilian economy causing declines in actual and forecasted results, we tested the goodwill of our Brazilian engine reporting unit and trademark for potential impairment. As a result, we determined that the entire $142 million balance of goodwill and $7 million of trademark were impaired. Additionally, in the first quarter of 2014, the Company concluded it had a triggering event related to potential sales of assets requiring assessment of impairment for certain intangible and long-lived assets in the Truck segment. As a result, the Truck segment recognized asset impairment charges of $18 million. (D) In the second quarter of 2014, we incurred restructuring charges of $8 million related to cost reduction actions that included a reduction-in-force in the U.S. (E) In the second quarter of 2015, the Global Operations segment recognized a $10 million gain resulting from a customer settlement, which includes an offsetting restructuring charge of $4 million. (F) In the second quarter and first half of 2015 our Global Operations segment recorded $6 million in inventory charges to right size the Brazil Truck business. (G) During the second quarter of 2014, our evaluation of the realizability of our Brazilian deferred tax assets resulted in a determination that a valuation allowance was required, due to a deterioration of operating performance in Brazil, an increase in net operating loss carryforwards, and the impairment of certain Brazilian intangible assets. As a result, we recorded a net expense of $29 million related to establishment of the valuation allowance and tax impact from the impairment of certain intangible assets. The above items, except for the Brazilian tax adjustments, did not have a material impact on taxes due to the valuation allowances on our U.S. deferred tax assets, which was established in the fourth quarter of 2012.

______________________ Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. In the second quarter of 2017, the Truck segment recorded $5 million of asset impairment charges relating to certain assets under operating leases. In the second quarter of 2016, the Truck segment recorded $3 million of asset impairment charges relating to certain long lived assets. In the second quarter of 2017, we recorded $2 million of Corporate restructuring charges. In the second quarter of 2017, we recorded $4 million of third party fees and unamortized debt issuance costs associated with the repricing of our Term Loan. Significant Items Included Within Our Results (in millions) Quarter Ended April 30, Expense (income): 2017 2016 Adjustments to pre-existing warranties (A) $7 $46 North America asset impairment charges (B) 5 3 Restructuring of North American manufacturing Operations (C) 2 — Cost reduction and other strategic initiatives — 3 Debt refinancing charges (D) 4 —